EXHIBIT 1


                        AMENDED AND RESTATED
                       JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, $0.001 par value, of GRIC Communications, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such statement.

         Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                                       Asia Pacific Growth Fund III, L.P.
                                       By: Asia Pacific Associates III, Ltd.
                                       Its:  General Partner

                                         /s/ Sean Warren
Date:  February 27, 2004            By: ---------------------------------------
                                         Sean Warren
                                         Chief Operating Officer

                                        Asia Pacific Growth Fund II, L.P.
                                        By: H&Q Asia Pacific II, L.L.C.
                                        Its:  General Partner
                                        By: H&Q Asia Pacific Ltd.
                                        Its:  Managing Member


                                          /s/ Sean Warren
Date: February 27, 2004             By: ---------------------------------------
                                         Sean Warren
                                         Authorized Signatory


                                       Asia Pacific Associates III, Ltd.


                                         /s/ Sean Warren
Date:  February 27, 2004            By: ---------------------------------------
                                         Sean Warren
                                         Chief Operating Officer


                                         H&Q Asia Pacific II, L.L.C.
                                         By: H&Q Asia Pacific Ltd.
                                         Its: Managing Member


                                           /s/ Sean Warren
Date:  February 27, 2004            By: ---------------------------------------
                                          Sean Warren
                                          Authorized Signatory

                                          H&Q Asia Pacific Ltd.


                                            /s/ Sean Warren
Date:  February 27, 2004            By: ---------------------------------------
                                          Sean Warren
                                          Authorized Signatory

                                         Hantech International Venture Capital
                                          Corporation


                                           /s/ Anny Yang
Date:  February 27, 2004            By: ---------------------------------------
                                           Anny Yang
                                           Corporate Secretary